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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 27 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 8, 2002, relating to the financial statements and financial highlights which appear in the December 31, 2001 Annual Report to Shareholders of Columbia Fixed Income Securities Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Accounting Services and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts

October 25, 2002